Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-254089, 333-260066 and 333-273068) and Form S-8 (File Nos. 333-228821, 333-231717, 333-263543 and 333-266789) of DiaMedica Therapeutics Inc. of our report dated March 19, 2024, relating to the consolidated financial statements of DiaMedica Therapeutics Inc., which appears in this annual report on Form 10-K for the fiscal year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

March 19, 2024